Exhibit 99.1

Cambium Learning Group Announces 2013 Earnings

2013 Top Line Growth Driven by Technology Segments; All Segments Contribute to Year over Year Earnings Improvements

DALLAS, TX, March 6, 2014—Cambium Learning® Group, Inc. (NASDAQ: ABCD, the “Company”), a leading educational solutions and services company committed to helping all students reach their full potential by providing evidence-based solutions and expert professional services, announced today its financial results for the year ended December 31, 2013.

	Three Months Ended December 31,				Year Ended December 31,
($ in millions)	2013	2012	$ Change	% Change	2013	2012	$ Change	% Change
GAAP net revenues	$33.3	$34.3	$(1.0)	(2.9)%	$150.5	$148.6	$1.9	1.3%
Increase in deferred revenue	1.7	1.9	(0.2)	(10.5)%	9.3	8.3	1.0	12.0%
GAAP net income (loss)	(5.7)	(88.8)	83.1	93.6%	(14.3)	(133.8)	119.5	89.3%
EBITDA	5.0	(78.1)	83.1	106.4%	27.1	(83.9)	111.0	132.3%
Adjusted EBITDA	6.4	4.5	1.9	42.2%	31.2	21.4	9.8	45.8%
Goodwill impairment	–	(52.2)	52.2	100.0%	–	(66.9)	66.9	100.0%
Impairment of long-lived assets	(2.2)	(30.4)	28.2	92.8%	(2.2)	(33.7)	31.5	93.5%

Financial Highlights for the Year Ended December 31, 2013

During 2013, company-wide order volumes were down less than 1% compared with the same period of 2012, and order volume changes by segment were as follows:

•	Voyager Sopris Learning™ decreased 12%

•	Learning A–Z increased 28%

•	ExploreLearning increased 27%

•	Kurzweil/IntelliTools decreased 13%

Learning A–Z and ExploreLearning continued their trend of double-digit growth rates. Offsetting this growth, Voyager Sopris Learning and Kurzweil/IntelliTools continued to show order volume declination as reductions in legacy products are currently outpacing gains from newer online and technology-enabled solutions.

Other highlights include:

•	Overall, GAAP net revenues in 2013 increased by 1% to $150.5 million compared with $148.6 million in 2012. GAAP net revenues by segment for 2013, and the percentage change from 2012, were as follows:

•	Voyager Sopris Learning: $90.3 million, decreased 7%

•	Learning A–Z: $33.5 million, increased 28%

•	ExploreLearning: $16.3 million, increased 14%

•	Kurzweil/IntelliTools: $10.4 million, decreased 7%

•	Results of operations for 2013 were also impacted by the following:

•	Impairment charges of $1.2 million related to the Class.com product line, which will be discontinued in 2014

•	Impairment charges of $1.0 million for in-process product development projects that will not be completed

•	On an adjusted basis, EBITDA was $31.2 million in 2013, up $9.8 million from $21.4 million in 2012. The increase in adjusted EBITDA was primarily the result of increased revenues in Learning A–Z that flowed through to earnings and lower costs in the Voyager Sopris Learning and Kurzweil/IntelliTools segments, attributable both to savings from the re-engineering and restructuring initiatives completed in 2012 and ongoing efforts to right-size costs in slower-growing areas of the company.

•	The Company has cash and cash equivalents of $68.0 million on the balance sheet as of December 31, 2013. Cash provided by operations during 2013 was $45.8 million, cash used in investing activities was $23.8 million, and cash used in financing activities was $5.9 million.

Financial Highlights for the Quarter Ended December 31, 2013

For the quarter ended December 31, 2013, company-wide order volumes declined 3% compared with the same period of 2012, and order volume changes by segment were as follows:

•	Voyager Sopris Learning decreased 21%

•	Learning A–Z increased 31%

•	ExploreLearning increased 16%

•	Kurzweil/IntelliTools decreased 8%

On an adjusted basis, EBITDA for the quarter ended December 31, 2013 was $6.4 million, up $1.9 million from the quarter ended December 31, 2012. Net revenues were down $1.0 million for the quarter ended December 31, 2013, versus 2012, commensurate with the overall decline in fourth quarter order volumes.

“Our financial performance in 2013 was in line with management’s expectations, and we were pleased to have such continued strong growth in the Learning A–Z and ExploreLearning segments, slowed rates of decline in the Voyager Sopris Learning and Kurzweil/IntelliTools segments, and good results from our cost savings initiatives,” said John Campbell, chief executive officer of Cambium Learning Group, Inc. “Our company ultimately defines success by how well we help teachers improve student reading, writing, math, and science performance, so we strive to build the best solutions possible. I am pleased with our progress in 2013 toward meeting both our financial goals and our company mission.”

Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted Net Revenues are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The Company believes that these non-GAAP measures provide useful information to investors, because they reflect the underlying performance of the ongoing operations of the Company and provide investors with a view of the Company's operations from management's perspective. Adjusted EBITDA and Adjusted Net Revenues remove significant purchase accounting, non-operational or certain non-cash items from earnings. The Company uses Adjusted EBITDA and Adjusted Net Revenues to monitor and evaluate the operating performance of the Company and as the basis to set and measure progress toward performance targets, which directly affect compensation for employees and executives. The Company generally uses these non-GAAP measures as measures of operating performance and not as measures of the Company’s liquidity. The Company’s presentation of EBITDA, Adjusted EBITDA, and Adjusted Net Revenues should not be construed as an indication that future results will be unaffected by unusual, non-operational or non-cash items.

About Cambium Learning Group, Inc.

Cambium Learning® Group is a leading educational solutions and services company that is committed to helping all students reach their full potential by providing evidence-based solutions and expert professional services to empower educators and raise the achievement levels of all students. The company is composed of four business units: Voyager Sopris Learning (www.voyagersopris.com), Learning A-Z (www.learninga-z.com), ExploreLearning (www.explorelearning.com), and Kurzweil (www.kurzweiledu.com) and IntelliTools (www.intellitools.com). Together, these business units provide best-in-class intervention and supplemental instructional materials; gold-standard professional development and school-improvement services; breakthrough technology solutions for online learning and professional support; valid and reliable assessments; and proven materials to support a positive and safe school environment. Cambium Learning Group, Inc. (ABCD), is based in Dallas, Texas. For more information, please visit www.cambiumlearning.com

Media and Investor Contact:

Philip Davis

Cambium Learning Group, Inc.

investorrelations@cambiumlearning.com

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, including the future financial performance of Cambium Learning Group, Inc., and involve known and unknown risks, uncertainties and other factors that may cause the markets, actual results, levels of activity, performance or achievements of Cambium Learning Group, Inc., to be materially different from any actual future results, levels of activity, performance, or achievements. These risks and other factors you should consider include, but are not limited to, the ability to successfully attract and retain a broad customer base for current and future products, changes in customer demands or industry standards, success of ongoing product development, maintaining acceptable margins, the ability to control costs, K–12 enrollment and demographic trends, the level of educational and education technology funding, the impact of federal, state, and local regulatory requirements on the business of the company, the loss of key personnel, the impact of competition, the uncertainty of general economic conditions and financial market performance, and those other risks and uncertainties listed under the heading “RISK FACTORS” in Cambium Learning Group, Inc.’s Form 10-K. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” or “priorities,” or the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. Cambium Learning Group, Inc., does not assume or undertake any obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events, or otherwise.

Cambium Learning Group, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Years Ended December 31,
(In thousands, except per share data)	2013	2012
Net revenues:
Product revenues	$127,799	$130,160
Service revenues	22,721	18,399

Total net revenues	150,520	148,559
Cost of revenues:
Cost of product revenues	29,167	33,284
Cost of service revenues	17,521	17,679
Amortization expense	17,519	24,716

Total cost of revenues	64,207	75,679
Research and development expense	9,810	10,907
Sales and marketing expense	42,233	46,367
General and administrative expense	21,341	21,427
Shipping and handling costs	1,722	2,834
Depreciation and amortization expense	4,895	6,182
Goodwill impairment	—	66,893
Embezzlement-related expense	118	516
Impairment of long-lived assets	2,227	33,707

Total costs and expenses	146,553	264,512
Income (loss) before interest, other income (expense) and income taxes	3,967	(115,953)
Net interest income (expense):
Interest income	191	433
Interest expense	(19,010)	(19,116)

Net interest income (expense)	(18,819)	(18,683)
Other income (expense), net	764	1,125

Loss before income taxes	(14,088)	(133,511)
Income tax expense	(165)	(272)

Net loss	$(14,253)	$(133,783)

Net loss per common share:
Basic net loss per common share	$(0.30)	$(2.71)
Diluted net loss per common share	$(0.30)	$(2.71)
Average number of common shares and equivalents outstanding:
Basic	47,040	49,395
Diluted	47,040	49,395

Cambium Learning Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
(In thousands, except per share data)	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$67,993	$51,904
Accounts receivable, net	15,767	17,813
Inventory	9,221	16,620
Tax receivables	—	12,234
Restricted assets, current	1,343	4,387
Assets held for sale	—	380
Other current assets	6,873	5,892

Total current assets	101,197	109,230
Property, equipment and software at cost	43,224	35,535
Accumulated depreciation and amortization	(22,909)	(14,514)

Property, equipment and software, net	20,315	21,021

Goodwill	47,842	47,404
Acquired curriculum and technology intangibles, net	8,719	9,320
Acquired publishing rights, net	4,705	7,602
Other intangible assets, net	6,251	7,836
Pre-publication costs, net	13,401	11,660
Restricted assets, less current portion	5,492	6,754
Other assets	8,288	9,632

Total assets	$216,210	$230,459

Cambium Learning Group, Inc. and Subsidiaries

Consolidated Balance Sheets

	As of December 31,
(In thousands, except per share data)	2013	2012
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Capital lease obligations, current	$995	$1,290
Accounts payable	1,301	3,007
Contingent value rights, current	—	7,599
Accrued expenses	25,279	20,530
Deferred revenue, current	53,532	45,974

Total current liabilities	81,107	78,400

Long-term liabilities:
Long-term debt	174,491	174,328
Capital lease obligations, less current portion	2,019	3,014
Deferred revenue, less current portion	7,829	5,631
Other liabilities	13,954	15,131

Total long-term liabilities	198,293	198,104

Stockholders' equity (deficit):
Preferred stock ($.001 par value, 15,000 shares authorized, zero shares issued and outstanding at December 31, 2013 and 2012)	—	—
Common stock ($.001 par value, 150,000 shares authorized, 51,208 and 51,208 shares issued, and 45,042 and 47,098 shares outstanding at December 31, 2013 and 2012, respectively)	51	51
Capital surplus	283,673	282,450
Accumulated deficit	(332,695)	(318,442)
Treasury stock at cost (6,166 and 4,110 shares at December 31, 2013 and December 31, 2012, respectively)	(12,147)	(7,528)
Other comprehensive loss:
Pension and postretirement plans	(2,072)	(2,576)

Accumulated other comprehensive loss	(2,072)	(2,576)

Total stockholders' equity (deficit)	(63,190)	(46,045)

Total liabilities and stockholders' equity (deficit)	$216,210	$230,459

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss and Adjusted

EBITDA for the Years Ended December 31, 2013 and 2012

(Unaudited)

($ in thousands)	2013	2012
Total net revenues	$150,520	$148,559
Non-operational or non-cash costs included in net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	75	324

Adjusted net revenues	$150,595	$148,883

Net loss	$(14,253)	$(133,783)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	22,414	30,898
Net interest expense	18,819	18,683
Income tax expense	165	272

Income (loss) from operations before interest, income taxes, and depreciation and amortization (EBITDA)	27,145	(83,930)
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(764)	(1,125)
Re-engineering and restructuring costs	—	8,370
Merger and acquisition activities	732	829
Stock-based compensation and expense	1,080	874
Embezzlement-related expense	118	516
Adjustments related to purchase accounting	95	257
Goodwill impairment	—	66,893
Impairment of long-lived assets	1,189	27,763
Adjustments to CVR liability	74	915
Management transition	1,501	—

Adjusted EBITDA	$31,170	$21,362

Reconciliation Between Net Revenues and Adjusted Net Revenues and Between Net Loss and Adjusted

EBITDA for the Three Months Ended December 31, 2013 and 2012

(Unaudited)

($ in thousands)	2013	2012
Total net revenues	$33,348	$34,317
Non-operational or non-cash costs included in net revenues but excluded from adjusted net revenues:
Adjustments related to purchase accounting	—	11

Adjusted net revenues	$33,348	$34,328

Net loss	$(5,734)	$(88,807)
Reconciling items between net loss and EBITDA:
Depreciation and amortization	6,071	6,072
Net interest expense	4,791	4,651
Income tax expense	(132)	14

Income (loss) from operations before interest, income taxes, and depreciation and amortization (EBITDA)	4,996	(78,070)
Non-operational or non-cash costs included in EBITDA but excluded from Adjusted EBITDA:
Other income, net	(119)	(889)
Re-engineering and restructuring costs	—	2,130
Merger and acquisition activities	247	145
Stock-based compensation and expense	105	356
Embezzlement-related expense	—	64
Adjustments related to purchase accounting	—	10
Goodwill impairment	—	52,193
Impairment of long-lived assets	1,189	27,763
Adjustments to CVR liability	—	754

Adjusted EBITDA	$6,418	$4,456